IDX Funds 485BPOS

Exhibit 99(g)(3)

SECOND AMENDMENT TO THE CUSTODY AGREEMENT

THIS AMENDMENT effective as of the last date of the signature block, to the Custody Agreement, dated as of January 5, 2021 (the “Agreement”), is entered into by and between IDX FUNDS (f/k/a M3SIXTY TRUST), a Delaware statutory trust, (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the M3SIXTY Trust wishes to amend the Agreement to reflect a name change to from M3SIXTY to the IDX Funds;

WHEREAS, the parties desire to amend the series of the Trust to remove the F/M INVESTMENT LARGE CAP FOCUSED FUND as a series of the Trust;

WHEREAS, the parties desire to amend the series of the Trust to add the IDX Commodity Opportunities Fund to Exhibit B; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of Series Portfolios Trust:

1.	The Agreement is now entered into by and between IDX Funds and U.S. Bank National Association.

2.	Exhibit A, attached hereto, is hereby removed from the Agreement in its entirety.

3.	Exhibit B is hereby superseded and replaced in its entirety with Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURE BLOCK ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

IDX FUNDS		U.S. BANK NATIONAL ASSOCIATION

By:		By:

Name:	Andrew Swan	Name:	Greg Farley

Title:	Chief Executive Officer	Title:	Senior Vice President

Date:	10/19/2022	Date:	10/19/2022

EXHIBIT A to the Custody Agreement – REMOVED FROM AGREEMENT

Separate Series of M3Sixty Trust

Name of Series

F/M Investment Large Cap Focused Fund

Custody Services Fee Schedule at November 2020

Based upon an annual rate of average daily market value of all long securities and cash held in the portfolio*:

[         ] basis point

Minimum annual fee per fund – $[         ]

Plus portfolio transaction fees

Portfolio Transaction Fees

■	$[ ] – Book entry DTC transaction, Federal Reserve transaction, principal paydown

■	$[ ] – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction

■	$[ ] – Option/SWAPS/future contract written, exercised or expired

■	$[ ] – Mutual fund trade, Margin Variation Wire and outbound Fed wire

■	$[ ] – Physical security transaction

■	$[ ] – Check disbursement (waived if U.S. Bancorp is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services

■	Additional fees apply for global servicing. Fund of Fund expenses quoted separately.

■	[ ] per custody sub-account per year (e.g., per sub-adviser, segregated account, etc.)

■	Class Action Services [ ] filing fee per class action per account, plus [ ]% of gross proceeds, up to a maximum per recovery not to exceed [ ]

■	No charge for the initial conversion free receipt.

■	Overdrafts – charged to the account at prime interest rate plus [ ]%, unless a line of credit is in place.

■	Third Party lending - Additional fees will apply.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., margin management services, securities lending services, compliance with new SEC rules and reporting requirements).

Fees are calculated pro rata and billed monthly.

“Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

[         ]

Global Custody Base Fee

A monthly base fee of [         ] per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month.

Miscellaneous Expenses

■	Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
■	A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
■	SWIFT reporting and message fees.

Exhibit B to the IDX Funds Trust Custody Agreement

Name of Series

IDX RISK-MANAGED BITCOIN STRATEGY FUND

IDX COMMODITY OPPORTUNITIES FUND

Based upon an annual rate of average daily market value of all long securities and cash held in the portfolio*:

[         ] basis points

$[         ] Minimum annual fee per fund

Plus portfolio transaction fees

Portfolio Transaction Fees

■	$[ ] – Book entry DTC transaction, Federal Reserve transaction, principal paydown
■	$[ ] – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
■	$[ ] – Option/SWAPS/future contract written, exercised or expired
■	$[ ] – Mutual fund trade, Margin Variation Wire and outbound Fed wire

■	$[ ] – Physical security transaction

■	$[ ] – Check disbursement (waived if U.S. Bancorp is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services

■	Additional fees apply for global servicing. Fund of Fund expenses quoted separately.

■	[ ] per custody sub - account per year (e.g., per sub - adviser, segregated account, etc.).

■	Class Action Services [ ] filing fee per class action per account, plus [ ]% of gross proceeds, up to a maximum per recovery not to exceed [ ]

■	No charge for the initial conversion free receipt.

■	Overdrafts - charged to the account at prime interest rate plus [ ]%, unless a line of credit is in place.

■	Third Party lending - Additional fees will apply.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., margin management services, securities lending services, compliance with new SEC rules and reporting requirements).

Fees are calculated pro rata and billed monthly.

*Subject to annual CPI increase - All Urban Consumers - U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

[         ]

Global Custody Base Fee

[         ] monthly base fee of per fund will apply. If no global assets are held within a given month, the monthly base charge will not apply for that month. “Safekeeping and transaction fees are assessed on security and currency transactions.”

Miscellaneous Expenses

■	Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
■	A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
■	SWIFT reporting and message fees.